UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 14, 2005 (April 12, 2005)
Date of report (Date of earliest event reported)

Commission File Number	Name of Registrant State of Incorporation Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-267	ALLEGHENY ENERGY, INC. (A Maryland Corporation) 800 Cabin Hill Drive Greensburg, Pennsylvania 15601 Telephone (724) 837-3000	13-5531602

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Material Event.

        On April 13, 2005, Allegheny Energy, Inc. (“AE”) issued a press release announcing a decision by the United States District Court for the Southern District of New York (the “Court”) that granted in part and denied in part cross motions for summary judgment in litigation between (a) AE and its subsidiary, Allegheny Energy Supply Company, LLC (together with AE, “Allegheny”) and (b) Merrill Lynch & Co., Inc., Merrill Lynch Capital Services Inc. and ML IBK Positions, Inc. (collectively, “Merrill”).

        In an Opinion and Order issued on April 12, 2005, the Court addressed cross motions for summary judgment filed by Allegheny and Merrill on February 2, 2005. The motions arose as a result of a dispute between AE and Merrill with regard to Allegheny’s purchase of Merrill’s energy marketing and trading business in 2001. As more fully described in the press release, the Court (a) granted Merrill’s motions for summary judgment on its breach of contract claim and on Allegheny’s counterclaims for breach of fiduciary duty and negligent misrepresentation; (b) denied Merrill’s motion for summary judgment on Allegheny’s counterclaims for fraud and breach of contract and (c) denied Allegheny’s motion for partial summary judgment on Merrill’s breach of contract claim. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on April 13, 2005 announcing summary judgment decision.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2005	ALLEGHENY ENERGY, INC. BY: /S/ JEFFREY D. SERKES —————————————— Name: Jeffrey D. Serkes Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on April 13, 2005 announcing summary judgment decision.

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